Exhibit 99.1

News Release	Corporate Communications 1300 Wilson Boulevard Suite 400 Arlington, Virginia 22209	Phone: 703-412-3231 Fax: 703-412-3220
For Immediate Release

Media Contact:	Investor Contact:
Amanda Covington	Michael Pici
Phone: 703-412-3231	Phone: 703-412-3216
E-mail: amanda.covington@atk.com	E-mail: michael.pici@atk.com

ATK Announces Final Purchase Price for Tender Offer for its 3.00% Convertible Senior Subordinated Notes

Arlington, Va., June 25, 2014 – ATK (NYSE: ATK) today announced that it has determined the purchase price offered pursuant to its previously announced cash tender offer (the “Tender Offer”) for any and all of the $195,951,000 aggregate principal amount of its outstanding 3.00% Convertible Senior Subordinated Notes due 2024 (CUSIP No. 018804AK0) (the “Notes”).
The final purchase price per $1,000 principal amount of Notes is $1,790.64. In addition, holders will receive, in respect of their Notes that are accepted for purchase, accrued and unpaid interest on such Notes up to, but excluding, the settlement date of the Tender Offer.
The final purchase price was determined in accordance with the pricing formula described in the Offer to Purchase. The final purchase price is equal to the sum of (i) the Average VWAP (as defined in the Offer to Purchase) of $136.1569 multiplied by 13.1023 plus (ii) an amount equal to the amount of interest that would accrue on such Notes from and including the settlement date to but excluding August 20, 2014 (which is the first day that ATK may redeem the Notes), without any discounting thereof, plus (iii) a fixed cash amount of $2.50.
In addition to the Tender Offer, in connection with a dividend ATK has declared and will pay to holders of its outstanding common stock during the pendency of the Tender Offer, ATK intends to make a payment to each holder of Notes who is a holder of record at the close of business on June 2, 2014 (the record date of such dividend), on the date of payment of such dividend (which is expected to be June 26, 2014), for each $1,000 principal amount of Notes held by such holder, in an amount equal to the per share amount of such dividend, multiplied by 13.1023, such that the holders of the Notes will effectively participate in the dividend without conversion of their Notes. As a result of such payment, no anti-dilution adjustment to the conversion rate of the Notes will be made as a result of this dividend.

“Average VWAP” is the simple arithmetic average of the Daily VWAP over the Averaging Period. The “Averaging Period” is the period of 15 consecutive scheduled trading days beginning on June 5, 2014 and ending on June 25, 2014. The “Daily VWAP” for any trading day means the per share volume-weighted average price of ATK’s common stock on the New York Stock Exchange, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ATK.N <equity> AQR” (or its equivalent successor if such page is not available), in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session of the New York Stock Exchange on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of ATK’s common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by ATK). The Daily VWAP was determined without regard to pre-market hours or after-hours trading or any other trading outside of the regular trading session trading hours.
The Tender Offer will expire at midnight, New York City time, on June 27, 2014 (as such time and date may be extended, the “Expiration Date”), unless extended or earlier terminated by ATK in its sole discretion. Notes tendered may be withdrawn at any time at or prior to midnight, New York City time, at the end of the Expiration Date. The Tender Offer is not subject to any minimum tender condition, but is subject to certain other conditions summarized in the Offer to Purchase.
None of ATK, its management or board of directors, the dealer manager, the depositary or the information agent makes any recommendation to any holder of Notes as to whether to tender any Notes. None of ATK, its management or board of directors, the dealer manager, the depositary or the information agent has authorized any person to give any information or to make any representation in connection with the Tender Offer other than the information and representations contained in the Offer to Purchase or in the Letter of Transmittal. The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and Letter of Transmittal and other related materials that ATK will distribute to the holders of the Notes after these documents are filed with the Securities and Exchange Commission (the “Commission”) as exhibits to ATK’s Schedule TO for the Tender Offer. Holders of Notes should read the Offer to Purchase and Letter of Transmittal and the other related materials because they contain important information including various terms and conditions of the Tender Offer.
BofA Merrill Lynch is acting as dealer manager for the Tender Offer. Global Bondholder Services Corporation is acting as the depositary for the Tender Offer and as the information agent for the Tender Offer. Questions regarding the Tender Offer should be directed to BofA Merrill Lynch by phone at (888) 292-0070 (toll-free). Requests for copies of the Offer to Purchase and the Letter of Transmittal may be directed to Global Bondholder Services Corporation by phone at (866) 470-4200 (toll-free) or (212) 430-3774 (collect).

This press release is for informational purposes only and is not an offer to sell or purchase or the solicitation of an offer to sell or purchase any securities. The Tender Offer is only being made pursuant to the terms of the Offer to Purchase and Letter of Transmittal and the other related materials that ATK distributed to the holders of Notes after these documents were filed with the Commission as exhibits to ATK’s Schedule TO for the Tender Offer. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.
ATK is an aerospace, defense, and commercial products company with operations in 22 states, Puerto Rico, and internationally. News and information can be found on the Internet at www.atk.com, on Facebook at www.facebook.com/atk, or on Twitter @ATK.
Certain statements in this communication regarding the Tender Offer and any other statements regarding ATK’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “expected,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the conditions to the consummation of the Tender Offer; reductions or changes in NASA or U.S. Government military spending, timing of payments and budgetary policies, including impacts of sequestration under the Budget Control Act of 2011, and sourcing strategies; intense competition for U.S. Government contracts and programs; increases in costs, which the business may not be able to react to due to the nature of U.S. Government contracts; changes in cost and revenue estimates and/or timing of programs; the potential termination of U.S. Government contracts and the potential inability to recover termination costs; other risks associated with U.S. Government contracts that might expose ATK to adverse consequences; government laws and other rules and regulations applicable to ATK, including procurement and import-export control, and federal and state firearms and ammunition regulations; the novation of U.S. Government contracts; intense competition in the commercial ammunition, firearms, and accessories markets; reduction or change in demand and manufacturing costs for commercial ammunition, firearms or accessories, including the risk that placed orders exceed actual customer requirements; changes in the regulation of the manufacture, sale and purchase of firearms and ammunition could adversely affect ATK; the manufacture and sale of products that create exposure to potential product liability, warranty liability or personal injury claims and litigation; risks associated with expansion into new and adjacent commercial markets; results of acquisitions or other transactions, including our ability to successfully integrate acquired businesses and realize anticipated synergies, cost savings and other benefits, and costs incurred for pursuits and proposed acquisitions that have not yet or may not close, including the announced spin-off of ATK’s Sporting Group business and ATK’s merger with Orbital Sciences Corporation; greater risk associated with international business, including foreign currency exchange rates and fluctuations in those rates; federal and state regulation of defense products, ammunition, and firearms; costs of servicing ATK’s debt, including cash requirements and interest rate fluctuations; actual pension and other postretirement plan asset returns and assumptions regarding future returns, discount rates, service costs, mortality rates, and health care cost trend rates; security threats, including cybersecurity and other industrial and physical security threats, and other disruptions; supply, availability, and costs of raw materials and components, including commodity price fluctuations; new regulations related to conflict minerals; performance of ATK’s subcontractors; development of key technologies and retention of a qualified workforce; fires or explosions at any of ATK’s facilities; environmental laws that govern past practices and rules and regulations, noncompliance with which may expose ATK to adverse consequences; impacts of financial market disruptions or volatility to ATK’s customers and vendors; unanticipated changes in the tax provision or exposure to additional tax liabilities; and the costs and ultimate outcome of litigation matters and other legal proceedings.

Additional information concerning these and other factors can be found in ATK’s filings with the Commission, including ATK’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. ATK assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
In connection with the proposed “Morris Trust” transaction between ATK and Orbital Sciences Corporation, a Delaware corporation (“Orbital”), pursuant to which all of the common stock of Vista SpinCo Inc., a Delaware corporation and a wholly owned subsidiary of ATK (“Sporting”) will be distributed to ATK’s stockholders and Orbital will merge with a subsidiary of ATK, with Orbital surviving the merger as a wholly-owned subsidiary of ATK, ATK and Orbital intend to file relevant materials with the SEC, including an ATK registration statement on Form S-4 that will include a joint proxy statement of ATK and Orbital that also constitutes a prospectus of ATK. In addition, Sporting, a subsidiary of ATK, intends to file a registration statement on Form 10 or S-1 that will constitute a prospectus of Sporting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND REGISTRATION STATEMENTS/PROSPECTUSES AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ATK, ORBITAL, SPORTING AND THE PROPOSED TRANSACTION. The joint proxy statement and registration statements/prospectuses and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from ATK upon written request to ATK by emailing investor.relations@atk.com or by calling Michael Pici at 703-412-3216 or from Orbital upon written request to Orbital at investor.relations@orbital.com or by calling Barron Beneski at 703-406-5528.
This communication is not a solicitation of a proxy from any investor or securityholder. ATK, Orbital and certain of their respective directors and executive officers, however, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding ATK directors and executive officers may be found in its Annual Report for the year ended March 31, 2014 on Form 10-K filed with the SEC on May 23, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on June 13, 2014. Information regarding Orbital’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on February 25, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on March 11, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available.
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